Investor Relations Contact:	Public Relations Contact:
Randi Paikoff Feigin Tel: 408-745-2371 randi@juniper.net	Kathy Durr Tel: 408-745-5058 kdurr@juniper.net

Juniper Networks, Inc. Reports Q3’05 Financial Results
Q3’05 Net Revenue $546.4MM; GAAP EPS $0.14; Non-GAAP EPS $0.19

Sunnyvale, CA – October 19, 2005 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the quarter ended September 30, 2005.

Net revenues for the third quarter were $546.4 million, compared with $375.0 million for the same period last year, an increase of 46 percent.

GAAP net income for the third quarter was $84.1 million or $0.14 per share, compared with a GAAP net income of $48.8 million or $0.08 per share in the third quarter of 2004. Non-GAAP net income was $114.7 million or $0.19 per share, compared with non-GAAP net income of $73.5 million or $0.13 per share in the third quarter of 2004. See the table at the bottom of the Non-GAAP Condensed Consolidated Statements of Operations for a reconciliation of the non-GAAP net income to the GAAP net income.

Cash provided by operations was $144.9 million for the third quarter, compared to cash provided by operations of $105.2 million for the same period last year. Capital expenditures and depreciation during the third quarter were $18.2 million and $13.5 million, respectively.

“Once again we’re very pleased with the results for the quarter, our momentum in the market, and the positive impact we’re seeing as a result of our ongoing focus and innovation,” commented Scott Kriens, chairman and CEO, Juniper Networks. “We continue to enjoy growing acceptance across our portfolio and with customers throughout the world.”

•	During Q3 Juniper leveraged its innovation engine to drive the expansion of the portfolio. The new Secure Access 6000 SP, introduced this quarter, enables service providers to deliver additional revenue-generating network-based SSL VPN managed services. In addition, Juniper enhanced its Enterprise Infranet architecture with four new Secure SSL VPN hardware platforms and announced the availability of integrated IDP functionality on the ISG 1000/VPN appliance.

•	As service providers, such as KPN and Korea Telecom, transition to more advanced and profitable “triple play” offerings, they looked to Juniper to provide highly reliable, secure and scalable solutions for these demanding infrastructures.

•	The increasing demand for cross-portfolio solutions combining Juniper’s best-in-class routing and security platforms was evident this quarter. Customers such as AvantGo, provider of rich personalized mobile websites to PDAs and smartphones, are deploying Juniper Networks routers, as well as its integrated security appliances, to deliver a secure and assured experience to their customers.

•	Juniper continued to experience market share momentum, having been recognized by Gartner as the leader in Broadband Aggregation and by Infonetics in SSL VPN and High-end Firewall/VPN. Juniper’s Core Router platform holds more than a third of the total market share in its category, while the Multi-service Edge portfolio holds greater than 25%.

Juniper Networks will host a conference call web cast today, October 19, 2005 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until November 19, 2005. A replay will be accessible by telephone after 3:00 p.m. Pacific Time through October 26th, 2005 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21264032. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.

Juniper Networks is the leader in enabling secure and assured communications over a single IP network. The company’s purpose-built, high performance IP platforms enable customers to support many different services and applications at scale. Service providers, enterprises, governments and research and education institutions worldwide rely on Juniper Networks to deliver products for building networks that are tailored to the specific needs of their users, services and applications. Juniper Networks’ portfolio of proven networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding networks. Additional information can be found at www.juniper.net.

Juniper Networks, the Juniper Networks logo, NetScreen, NetScreen Technologies, the NetScreen logo, NetScreen-Global Pro, ScreenOS, and GigaScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; increases in competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2005	December 31, 2004
ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$888,404	$713,182
Short-term investments	497,716	404,659
Accounts receivable, net	240,888	187,306
Prepaid expenses and other current assets	114,435	108,586
Total current assets	1,741,443	1,413,733
Property and equipment, net	296,234	275,612
Long-term investments	598,969	595,234
Restricted cash	38,326	31,226
Goodwill	4,826,579	4,427,930
Purchased intangible assets, net and other long-term assets	316,248	255,979
Total assets	$7,817,799	$6,999,714
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$149,042	$113,890
Other accrued liabilities	225,296	229,197
Deferred revenue	209,200	159,750
Total current liabilities	583,538	502,837
Deferred revenue, net of current portion	34,020	22,700
Convertible senior notes and other long-term liabilities	489,342	481,440
Commitments and contingencies

Stockholders’ equity:
Common stock and additional paid-in capital	6,355,320	5,888,220
Deferred stock compensation	(22,729)	(32,394)
Accumulated other comprehensive income	(7,818)	(716)
Retained earnings	386,126	137,627
Total stockholders’ equity	6,710,899	5,992,737
Total liabilities and stockholders’ equity	$7,817,799	$6,999,714

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Net revenues:
Product	$466,427	$325,240	$1,282,439	$783,094
Service	79,926	49,774	206,054	122,872
Total net revenues	546,353	375,014	1,488,493	905,966

Cost of revenues:
Product	131,915	87,730	365,718	218,182
Service	39,172	25,304	103,784	65,641
Total cost of revenues	171,087	113,034	469,502	283,823
Gross margin	375,266	261,980	1,018,991	622,143

Operating expenses:
Research and development	90,504	64,881	247,870	169,604
Sales and marketing	116,222	81,953	309,930	201,150
General and administrative	26,801	12,426	57,663	38,662
In-process research and development	3,800	–	5,700	27,500
Integration costs	–	–	–	5,087
Restructuring costs	(192)	(1,223)	(6,752)	(5,058)
Amortization of purchased intangibles and deferred stock compensation (1)	29,389	33,025	75,282	72,214
Total operating expenses	266,524	191,062	689,693	509,159
Operating income	108,742	70,918	329,298	112,984
Interest and other income	15,567	6,412	40,062	16,707
Interest and other expense	(851)	(987)	(2,726)	(4,967)
Gain (loss) on investments	1,698	(2,939)	1,698	(2,939)
Loss on redemption of convertible subordinated notes	–	–	–	(4,107)
Income before income taxes	125,156	73,404	368,332	117,678
Provision for income taxes	41,103	24,645	119,833	47,933
Net income	$84,053	$48,759	$248,499	$69,745

Net income per share:
Basic	$0.15	$0.09	$0.45	$0.15
Diluted*	$0.14	$0.08	$0.42	$0.13

Shares used in computing net income per share:
Basic	561,799	533,447	550,347	478,044
Diluted*	605,413	582,578	595,997	534,770
* 2004 amounts have been restated to include shares issuable upon conversion of the Senior Notes in accordance with EITF 04-8.

(1) Amortization of deferred stock compensation relates to the following cost and expense categories by period:
Cost of revenues – Product	$355	$879	$536	$2,174
Cost of revenues – Service	273	–	884	–
Research and development	3,840	7,155	8,271	16,276
Sales and marketing	1,600	6,107	3,348	13,885
General and administrative	330	437	802	1,544
Total	$6,398	$14,578	$13,841	$33,879

See accompanying Notes to the Condensed Consolidated Financial Statements

Juniper Networks, Inc.
Non-GAAP Condensed Consolidated Statements of Operations (3)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Net revenues:
Product	$466,427	$325,240	$1,282,439	$783,094
Service	79,926	49,774	206,054	122,872
Total net revenues	546,353	375,014	1,488,493	905,966

Cost of revenues:
Product	131,915	87,730	365,718	218,182
Service	39,172	25,304	103,784	65,641
Total cost of revenues	171,087	113,034	469,502	283,823
Gross margin	375,266	261,980	1,018,991	622,143

Operating expenses:
Research and development	90,504	64,881	247,870	169,604
Sales and marketing	116,222	81,953	309,930	201,150
General and administrative	16,961	12,426	47,823	38,662
Total operating expenses	223,687	159,260	605,623	409,416
Operating income	151,579	102,720	413,368	212,727
Interest and other income	15,567	6,412	40,062	16,707
Interest and other expense	(851)	(987)	(2,726)	(4,967)
Income before income taxes	166,295	108,145	450,704	224,467
Provision for income taxes	51,551	34,606	139,718	71,829
Net income	$114,744	$73,539	$310,986	$152,638

Net income per share:
Basic	$0.20	$0.14	$0.57	$0.32
Diluted(2)	$0.19	$0.13	$0.52	$0.29

Shares used in computing net income per share:
Basic	561,799	533,447	550,347	478,044
Diluted(2)	605,413	582,578	595,997	534,770

(2)2004 amounts have been restated to include shares issuable upon conversion of the Zero Coupon Convertible Senior Notes due June 15, 2008

(3) The non-GAAP statements exclude in-process research and development, integration costs, restructuring costs, amortization of purchased intangibles and deferred stock compensation, the loss on redemption of the convertible subordinated notes, patent cross licensing expense, and the gain/loss on investments. See reconciliation to GAAP information below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Non-GAAP net income	$114,744	$73,539	$310,986	$152,638
In-process research and development	(3,800)	—	(5,700)	(27,500)
Integration costs	—	—	—	(5,087)
Restructuring and acquisition related costs	352	1,223	6,912	5,058
Amortization of purchased intangibles and deferred stock compensation	(29,389)	(33,025)	(75,282)	(72,214)
Loss on redemption of convertible subordinated notes	—	—	—	(4,107)
Patent cross licensing expense	(10,000)	—	(10,000)	—
Gain (loss) on investments	1,698	(2,939)	1,698	(2,939)
Income tax effect	10,448	9,961	19,885	23,896
Net income (loss)	$84,053	$48,759	$248,499	$69,745

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2005	2004
Operating Activities:
Net income	$248,499	$69,745

Adjustments to reconcile net income to net cash from operating activities:
Depreciation	38,161	29,313
Amortization of purchased intangibles, deferred stock compensation and debt issuance costs	76,486	75,945
Loss on disposal of property and equipment	277	–
Tax benefit of employee stock option plans	95,376	–
In-process research and development	5,700	27,500
(Gain) loss on investments	(1,698)	2,939
Loss on redemption of convertible subordinated notes	–	4,107

Changes in operating assets and liabilities:
Accounts receivable, net	(43,481)	(56,132)
Prepaid expenses, other current assets and other long-term assets	(37,271)	(17,851)
Accounts payable	35,452	20,891
Accrued warranty	(1,347)	4,895
Other accrued liabilities	(28,268)	51,791
Deferred revenue	57,547	83,854
Net cash provided by operating activities	445,433	296,997
Investing Activities:
Purchases of property and equipment, net	(58,873)	(44,689)
Purchases of available-for-sale investments	(639,350)	(583,639)
Maturities and sales of available-for-sale investments	540,938	672,941
Increase in restricted cash	(7,100)	(132)
Minority equity investments	(9,823)	(1,180)
Acquisition of businesses, net of cash and cash equivalents	(199,060)	40,889
Net cash (used in) provided by investing activities	(373,268)	84,190
Financing Activities:
Proceeds from issuance of common stock	103,057	121,090
Redemption of convertible subordinated notes	–	(144,967)
Retirement of common stock	–	(55,202)
Net cash provided by (used in) financing activities	103,057	(79,079)
Net increase in cash and cash equivalents	175,222	302,108
Cash and cash equivalents at beginning of period	713,182	365,606
Cash and cash equivalents at end of period	$888,404	$667,714

Supplemental Disclosure of Non-Cash Investing Activities
Common stock issued in connection with business combinations	$221,221	$3,651,226
Stock options assumed in connection with business combinations	$65,185	$520,503

See accompanying Notes to the Condensed Consolidated Financial Statements